UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant's telephone number, including area code)

Dice Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 21, 2015, Dice Holdings, Inc. amended its Amended and Restated Certificate of Incorporation to change its corporate name to DHI Group, Inc. (the “Company”). The corporate name change was effected pursuant to Section 242 of the Delaware General Corporation Law by filing a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State.

In connection with the corporate name change, the CUSIP number for the Company’s common stock will change to: 23331S 100. The Company’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “DHX.”

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein. On April 21, 2015, the Company issued a press release to announce its name change, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dice Holdings, Inc., effective April 21, 2015.

99.1	Press Release, dated April 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

By:	/s/ Brian Campbell
Name: Brian Campbell
Title: Vice President, Business and Legal Affairs and General Counsel

Date: April 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dice Holdings, Inc., effective April 21, 2015.

99.1	Press Release, dated April 21, 2015.